Independent Accountant's Report


MBNA America Bank, N.A.
1100 North King Street
Wilmington, Delaware  19801

       and

Bankers Trust Company
4 Albany Street
7th Floor
New York, New York  10015

                MBNA Master Credit Card Trust

We have examined management's assertion that MBNA America Bank, N.A. ("MBNA" or "the Company"), a wholly owned subsidiary of MBNA Corporation complied with the covenants and conditions of sections 2.05(e), 2.06, 2.07, 2.08(a), 3.02, 3.04(a) and (b), 3.06(b), 4.02(a) and 4.03(a) and (c)
of the Pooling and Servicing Agreement dated as of September 25, 1991 ("Agreement") and sections 3(b), 4.04(a)(i),
4.04(b), 4.05, 4.06, 5.02(a), 9(c), (d) and (f) and 11 of
the applicable Series' Pooling and Servicing Agreement Supplement ("Agreement Supplements"), specified in Attachment A, between MBNA and Bankers Trust Company, during the compliance periods specified in Attachment A. This assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance" (the "Report"). Management is responsible for MBNA's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about MBNA's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of MBNA's compliance with specified requirements.

As discussed in the Report, management in providing its assertion on compliance assumed the accuracy of the reports prepared by MBNA's bank card processor and did not extend its assessment to the relevant aspects of MBNA's compliance that are the responsibility of the bank card processor. Accordingly, and in accordance with Section 3.06(a) of the Agreement, our examination did not extend to those aspects of MBNA's compliance that are the responsibility of the bank card processor and we do not express an opinion or any other form of assurance on those compliance aspects.

In our opinion, management's assertion that MBNA was in compliance with the covenants and conditions of the sections in the Agreement and the applicable Agreement Supplement, referred to above, during the compliance periods specified in Attachment A, is fairly stated, in all material respects.

This report is intended solely for the use of the board of directors and management of MBNA and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement or in the applicable Series' Underwriting
Agreement, as specified in Attachment A. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MBNA and filed with the Securities and Exchange
Commission on behalf of MBNA Master Credit Card Trust and its distribution is not limited.

                              Ernst & Young

August 6, 1997



                                                             Attachment  A
 Series  Pooling and Servicing                                       Lead Underwriter          Date ofUnderwriting
         Series Supplement Date      Compliance Period                                               Agreement

1991 - 1  September 25, 1991   July 1, 1996 - April 16, 1997       Merrill Lynch & Co.          September 18, 1991
1992 - 1     May 29, 1992       July 1, 1996 - June 30, 1997       Merrill Lynch & Co.             May 21, 1992
1992 - 2    August 6, 1992      July 1, 1996 - June 30, 1997  Shearson Lehman Brothers Inc.       July 30, 1992
1992 - 3   November 24, 1992    July 1, 1996 - June 30, 1997   The First Boston Corporation     November 18, 1992
1993 - 1   February 25, 1993    July 1, 1996 - June 30, 1997       Merrill Lynch & Co.          February 18, 1993
1993 - 2     June 15, 1993     July 1, 1996 - January 15, 199  The First Boston Corporation        June 8, 1993
1993 - 3    August 24, 1993     July 1, 1996 - June 30, 1997   J.P. Morgan Securities Inc.       August 16, 1993
1993 - 4   December 7, 1993     July 1, 1996 - June 30, 1997       Lehman Brothers Inc.         November 30, 1993
1994 - 1   February 25, 1994    July 1, 1996 - June 30, 1997   CS First Boston Corporation      February 17, 1994
1994 - 2     May 26, 1994       July 1, 1996 - June 30, 1997       Merrill Lynch & Co.             May 19, 1994

    Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance


Control Structure Policies and Procedures
MBNA America Bank, N.A., ("MBNA" or the "Company"), a wholly owned subsidiary of MBNA Corporation is responsible for establishing and maintaining effective controls over the functions performed as servicer of MBNA's Credit Card Trusts and Pools, listed on Appendix I (the "Trusts and Pools" or individually "Trust and Pool"). These controls are designed to provide reasonable assurance to the Company's management and board of directors that Trust and Pool assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the applicable Pooling and Servicing Agreements, Pooling and Servicing Agreement Supplements, Receivables Purchase Agreement or Receivables Transfer Agreement (the "Agreements") as applicable, between MBNA as seller and owner/servicer and the applicable Trustee or Agent (specific Agreements and Trustees or Agent are listed in Appendix I) and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any control including the possibility of human error and circumvention or overriding of the control. Accordingly, even effective controls can provide only reasonable assurance with respect of the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

The Company has determined that the objectives of controls with respect to servicing and reporting of sold loans are to provide reasonable, but not absolute assurance that:

- Funds collected are remitted to the Trustee and Agent in accordance with the Agreements.

- Trust and Pool assets are segregated from those retained by MBNA in accordance with the Agreements.

- Expenses incurred by the Trusts and Pools are calculated and remitted in accordance with the Agreements.

- The additions of accounts to the Trusts and Pools are authorized in accordance with the Agreements.

- The removal of accounts from the Trusts and Pools are authorized in accordance with the Agreements.
August 6, 1997
Page 2


Control Structure Policies and Procedures (continued)
- Trust and Pool assets amortizing out of the Trusts and Pools are calculated in accordance with the Agreements.

- Monthly Trust and Pool reports generated in the form of "Exhibits" or "Settlement Reports" and provided to the Trustee and Agent are reviewed by a Vice President or above prior to distribution.

- Monthly Trust and Pool reports generated in the form of "Exhibits" or "Settlement Reports" contain all information required by the Agreements.

The Company has assessed it controls over the functions performed as servicer of the Trusts and Pools in relation to these criteria. This assessment assumed the accuracy of reports prepared by MBNA's bank card processor and did not extend to the controls of MBNA's bank card processor. Based upon this assessment, the Company believes that, as of June 30, 1997, its controls over the functions performed as servicer of the Trusts and Pools are effective in providing reasonable assurance that Trust and Pool assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between MBNA and the applicable Trustees and Agents and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
The Company is responsible for complying with the covenants and conditions of the agreements listed in Appendix I to this report. The Company assessed MBNA's compliance with the relevant covenants and conditions identified in Appendix I for each of the agreements. In performing this assessment, the Company assumed the accuracy of reports prepared by MBNA's bank card processor and did not extend its assessment to the relevant aspects of MBNA's compliance that are the responsibility of the bank card processor. Based upon this assessment, MBNA was in material compliance with the relevant covenants and conditions identified in Appendix I for each agreement for the period specified in the Appendix. In addition, the Company did not identify any instances of material non-compliance in performing the assessment.
August 6, 1997
Page 3


                  MBNA America Bank, N.A. by:


                  /s/ M. Scot Kaufman
                  _______________________________
                  M. Scot Kaufman
                  Vice Chairman and Chief Financial Officer


                  /s/ Thomas D. Wren
                  _______________________________
                  Thomas D. Wren
                  Senior Executive Vice President and Treasurer


                  /s/ Victor P. Manning
                  ________________________________
                  Victor P. Manning
                  Senior Executive Vice President and
                  Chief Accounting Officer


                  /s/ Douglas O. Hart
                  ________________________________
                  Douglas O. Hart
                  Executive Vice President






               Independent Accountant's Report
             on Applying Agreed-Upon Procedures


MBNA America Bank, N.A.
1100 North King Street
Wilmington, Delaware  19801

and

Bankers Trust Company
4 Albany Street
7th Floor
New York, New York  10015

                MBNA Master Credit Card Trust

We have performed the procedures enumerated below, which were agreed to by MBNA America Bank, N.A. ("MBNA") and Bankers Trust Company, solely to assist you with respect to the monthly certificates for each series (as specified in Attachment A) in the MBNA Master Credit Card Trust ("Trust"), prepared by MBNA pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement dated as of September 25, 1991 ("Agreement") between MBNA and Bankers Trust Company, during the periods specified in Attachment A. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of MBNA and Bankers Trust Company. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Our procedures were as follows: We compared the amounts in the "mathematical calculations" set forth in the monthly certificates for each series in the Trust, for the periods noted in Attachment A, prepared by MBNA pursuant to subsection 3.04(b) of the Agreement with reports prepared by MBNA's bank card processor or MBNA, which were the source of such amounts.

As a result of the procedures performed we noted that in all instances the amounts in the "mathematical calculations" set forth in the monthly certificates for each series in the Trust, for the periods noted in Attachment A, were in agreement with reports prepared by MBNA's bank card processor or MBNA.

We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the monthly certificates for each series in the Trust, prepared by MBNA pursuant to subsection 3.04(b) of the Agreement or on the reports prepared by MBNA's bank card processor or MBNA. Accordingly, we do not express such an opinion. Had we performed additional procedures with respect to the monthly certificates prepared by MBNA pursuant to subsection 3.04(b) of the Agreement and the reports prepared by MBNA's bank card processor and MBNA, which were the source of such amounts, other matters might have come to our attention that would have been reported to you. This report relates only to the comparison of the amounts in the mathematical calculations specified above and does not extend to any financial statements of MBNA taken as a whole.

This report is intended solely for the use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MBNA and filed with the Securities and Exchange Commission on behalf of MBNA Master Credit Card Trust and its distribution is not limited.

                              Ernst & Young

August 6, 1997


                                        Attachment  A

 Series   Pooling and Servicing                                      Lead Underwriter             Date ofUnderwriting
          Series Supplement Date      Compliance Period                                               Agreement
1991 - 1  September 25, 1991   July 1, 1996 - April 16, 1997    Merrill Lynch & Co.            September 18, 1991
1992 - 1  May 29, 1992         July 1, 1996 - June 30, 1997     Merrill Lynch & Co.            May 21, 1992
1992 - 2  August 6, 1992       July 1, 1996 - June 30, 1997     Shearson Lehman Brothers Inc.  July 30, 1992
1992 - 3  November 24, 1992    July 1, 1996 - June 30, 1997     The First Boston Corporation   November 18, 1992
1993 - 1  February 25, 1993    July 1, 1996 - June 30, 1997     Merrill Lynch & Co.            February 18, 1993
1993 - 2  June 15, 1993        July 1, 1996 - January 15, 1997  The First Boston Corporation   June 8, 1993
1993 - 3  August 24, 1993      July 1, 1996 - June 30, 1997     J.P. Morgan Securities Inc.    August 16, 1993
1993 - 4  December 7, 1993     July 1, 1996 - June 30, 1997     Lehman Brothers Inc.           November 30, 1993
1994 - 1  February 25, 1994    July 1, 1996 - June 30, 1997     CS First Boston Corporation    February 17, 1994
1994 - 2  May 26, 1994         July 1, 1996 - June 30, 1997     Merrill Lynch & Co.            May 19, 1994


               Independent Accountant's Report


MBNA America Bank, N.A.
1100 North King Street
Wilmington, Delaware  19801

         and

Bankers Trust Company
4 Albany Street
7th Floor
New York, New York  10015

                MBNA Master Credit Card Trust

We have examined management's assertion that MBNA America Bank, N.A.'s ("MBNA"), a wholly owned subsidiary of MBNA Corporation, controls over the functions performed as servicer of the MBNA Master Credit Card Trust ("Trust"), including all Series of the Trust as specified in Attachment A, are effective, as of June 30, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement dated as of September 25, 1991 ("Agreement"), and the applicable Pooling and Servicing Agreement Supplement for each Series, as specified in Attachment A (together the "Agreements"), between MBNA as Seller and Owner/Servicer, and Bankers Trust Company, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the controls over the functions performed by MBNA as servicer of the Trust, testing and evaluating the design and operating effectiveness of those controls, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

As discussed in the Report, management in providing its assertion on the controls over the functions performed as servicer of the Trust assumed the accuracy of reports prepared by MBNA's bank card processor and did not extend its assessment to the controls of MBNA's bank card processor. Accordingly, and in accordance with Section
3.06(a) of the Agreement, our examination did not extend to the controls of MBNA's bank card processor and we do not express an opinion or any other form of assurance on those controls.

Because of inherent limitations in controls, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the controls over the functions performed by MBNA as servicer of the Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion, that MBNA's controls over the functions performed as servicer of the Trust are effective, as of June 30, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements, between MBNA as Seller and Owner/Servicer, and Bankers Trust Company, as Trustee on behalf of the Certificate-holders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the
Report:

          The controls provide reasonable assurance that funds collected are remitted to the Trustee in accordance with the Agreements.

          The controls provide reasonable assurance that Trust assets are segregated from those retained by MBNA in accordance with the Agreements.

          The controls provide reasonable assurance that expenses incurred by the Trust are calculated and remitted in accordance with the Agreements.

          The controls provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreements.

          The controls provide reasonable assurance that the removal of accounts from the Trust are authorized in accordance with the Agreements.

          The controls provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

          The controls provide reasonable assurance that monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

          The controls provide reasonable assurance that monthly Trust reports generated in the form of "Exhibits" contain all required information per section
     5.02 of the Agreements.

This report is intended solely for the use of the board of directors and management of MBNA and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement or in each Series' Underwriting Agreement, as specified in Attachment A. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MBNA and filed with the Securities and Exchange Commission on behalf of MBNA Master Credit Card Trust and its distribution is not limited.

                              Ernst & Young

August 6, 1997

                                                  Attachment  A
 Series           Pooling and Servicing                 Lead Underwriter      Date ofUnderwriting Agreement
                  Series Supplement Dated

1991 - 1            September 25, 1991                Merrill Lynch & Co.          September 18, 1991
1992 - 1               May 29, 1992                   Merrill Lynch & Co.             May 21, 1992
1992 - 2              August 6, 1992              Shearson Lehman Brothers Inc       July 30, 1992
1992 - 3            November 24, 1992             The First Boston Corporation     November 18, 1992
1993 - 1            February 25, 1993                 Merrill Lynch & Co.          February 18, 1993
1993 - 2              June 15, 1993               The First Boston Corporation        June 8, 1993
1993 - 3             August 24, 1993              J.P. Morgan Securities Inc.       August 16, 1993
1993 - 4             December 7, 1993                 Lehman Brothers Inc.         November 30, 1993
1994 - 1            February 25, 1994             CS First Boston Corporation      February 17, 1994
1994 - 2               May 26, 1994                   Merrill Lynch & Co.             May 19, 1994

 Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance


Control Structure Policies and Procedures
MBNA America Bank, N.A., ("MBNA" or the "Company"), a wholly owned subsidiary of MBNA Corporation is responsible for establishing and maintaining effective controls over the functions performed as servicer of MBNA's Credit Card Trusts and Pools, listed on Appendix I (the "Trusts and Pools" or individually "Trust and Pool"). These controls are designed to provide reasonable assurance to the Company's management and board of directors that Trust and Pool assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the applicable Pooling and Servicing Agreements, Pooling and Servicing Agreement Supplements, Receivables Purchase Agreement or Receivables Transfer Agreement (the "Agreements") as applicable, between MBNA as seller and owner/servicer and the applicable Trustee or Agent (specific Agreements and Trustees or Agent are listed in Appendix I) and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any control including the possibility of human error and circumvention or overriding of the control. Accordingly, even effective controls can provide only reasonable assurance with respect of the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

The Company has determined that the objectives of controls with respect to servicing and reporting of sold loans are to provide reasonable, but not absolute assurance that:

- Funds collected are remitted to the Trustee and Agent in accordance with the Agreements.

- Trust and Pool assets are segregated from those retained by MBNA in accordance with the Agreements.

- Expenses incurred by the Trusts and Pools are calculated and remitted in accordance with the Agreements.

- The additions of accounts to the Trusts and Pools are authorized in accordance with the Agreements.

- The removal of accounts from the Trusts and Pools are authorized in accordance with the Agreements.
August 6, 1997
Page 2


Control Structure Policies and Procedures (continued)
- Trust and Pool assets amortizing out of the Trusts and Pools are calculated in accordance with the Agreements.

- Monthly Trust and Pool reports generated in the form of "Exhibits" or "Settlement Reports" and provided to the Trustee and Agent are reviewed by a Vice President or above prior to distribution.

- Monthly Trust and Pool reports generated in the form of "Exhibits" or "Settlement Reports" contain all information required by the Agreements.

The Company has assessed it controls over the functions performed as servicer of the Trusts and Pools in relation to these criteria. This assessment assumed the accuracy of reports prepared by MBNA's bank card processor and did not extend to the controls of MBNA's bank card processor. Based upon this assessment, the Company believes that, as of June 30, 1997, its controls over the functions performed as servicer of the Trusts and Pools are effective in providing reasonable assurance that Trust and Pool assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between MBNA and the applicable Trustees and Agents and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
The Company is responsible for complying with the covenants and conditions of the agreements listed in Appendix I to this report. The Company assessed MBNA's compliance with the relevant covenants and conditions identified in Appendix I for each of the agreements. In performing this assessment, the Company assumed the accuracy of reports prepared by MBNA's bank card processor and did not extend its assessment to the relevant aspects of MBNA's compliance that are the responsibility of the bank card processor. Based upon this assessment, MBNA was in material compliance with the relevant covenants and conditions identified in Appendix I for each agreement for the period specified in the Appendix. In addition, the Company did not identify any instances of material non-compliance in performing the assessment.
August 6, 1997
Page 3


                  MBNA America Bank, N.A. by:


                  /s/ M. Scot Kaufman
                  _______________________________
                  M. Scot Kaufman
                  Vice Chairman and Chief Financial Officer


                  /s/ Thomas D. Wren
                  _______________________________
                  Thomas D. Wren
                  Senior Executive Vice President and Treasurer


                  /s/ Victor P. Manning
                  ________________________________
                  Victor P. Manning
                  Senior Executive Vice President and
                  Chief Accounting Officer


                  /s/ Douglas O. Hart
                  ________________________________
                  Douglas O. Hart
                  Executive Vice President



                                   APPENDIX 1


                                 PSA      SERVICING                   PSA COVENANTS
                                 PSA/RPA/  SUPPL.   COMPLIANCE        AND
TRUST                            RTA DATE  DATE     PERIOD            CONDITIONS

MBNA Master Credit Card Trust:
TRUSTEE: Bankers Trust Company
Series 1991-1                     9/25/91  9/25/91  7/1/96 - 4/16/97       (1)
Series 1992-1                     9/25/91  5/29/92  7/1/95 - 6/30/97       (1)
Series 1992-2                     9/25/91  8/6/92   7/1/96 - 6/30/97       (1)
Series 1992-3                     9/25/91  11/24/92 7/1/96 - 6/30/97       (1)
Series 1993-1                     9/25/91  2/25/93  7/1/96 - 6/30/97       (1)
Series 1993-2                     9/25/91  6/15/93  7/1/96 - 1/15/97       (1)
Series 1993-3                     9/25/91  8/24/93  7/1/96 - 6/30/97       (1)
Series 1993-4                     9/25/91  12/7/93  7/1/96 - 6/30/97       (1)
Series 1994-1                     9/25/91  2/25/94  7/1/96 - 6/30/97       (1)
Series 1994-2                     9/25/91  5/26/94  7/1/96 - 6/30/97       (1)

MBNA Master Credit Card Trust II:
TRUSTEE: Bank of New York
Series 1994-A                     8/4/94   8/4/94   7/1/96 - 6/30/97       (2)
Series 1994-B                     8/4/94   8/18/94  7/1/96 - 6/30/97       (2)
Series 1994-C                     8/4/94   10/26/94 7/1/96 - 6/30/97       (2)
Series 1994-D                     8/4/94   10/26/94 7/1/96 - 6/30/97       (2)
Series 1994-E                     8/4/94   12/15/94 7/1/96 - 6/30/97       (4)
Series 1995-A                     8/4/94   3/22/95  7/1/96 - 6/30/97       (2)
Series 1995-B                     8/4/94   5/23/95  7/1/96 - 6/30/97       (2)
Series 1995-C                     8/4/94   6/29/95  7/1/96 - 6/30/97       (3)
Series 1995-D                     8/4/94   6/29/95  7/1/96 - 6/30/97       (3)
Series 1995-E                     8/4/94   8/2/95   7/1/96 - 6/30/97       (2)
Series 1995-F                     8/4/94   8/30/95  7/1/96 - 6/30/97       (2)
Series 1995-G                     8/4/94   9/27/95  7/1/96 - 6/30/97       (2)
Series 1995-H                     8/4/94   9/28/95  7/1/96 - 6/30/97       (2)
Series 1995-I                     8/4/94   10/26/95 7/1/96 - 6/30/97       (2)
Series 1995-J                     8/4/94   11/21/95 7/1/96 - 6/30/97       (2)
Series 1996-A                     8/4/94   2/28/96  7/1/96 - 6/30/97       (2)
Series 1996-B                     8/4/94   3/26/96  7/1/96 - 6/30/97       (2)
Series 1996-C                     8/4/94   3/27/96  7/1/96 - 6/30/97       (2)
Series 1996-D                     8/4/94   5/1/96   7/1/96 - 6/30/97       (2)
Series 1996-E                     8/4/94   5/21/96  7/1/96 - 6/30/97       (2)
Series 1996-F                     8/4/94   6/25/96  6/25/96 - 6/30/97      (4)
Series 1996-G                     8/4/94   7/17/96  7/17/96 - 6/30/97      (2)
Series 1996-H                     8/4/94   8/14/96  8/14/96 - 6/30/97      (2)
Series 1996-I                     8/4/94   9/25/96  9/25/96 - 6/30/97      (4)
Series 1996-J                     8/4/94   9/19/96  9/19/96 - 6/30/97      (2)
Series 1996-K                     8/4/94   10/24/96 10/24/96 - 6/30/97     (2)
Series 1996-L                     8/4/94   12/3/96  12/3/96 - 6/30/97      (2)
Series 1996-M                     8/4/94   11/26/96 11/26/96 - 6/30/97     (2)
Series 1997-A                     8/4/94   1/30/97  1/30/97 - 6/30/97      (2)
Series 1997-B                     8/4/94   2/27/97  2/27/97 - 6/30/97      (2)
Series 1997-C                     8/4/94   3/26/97  3/26/97 - 6/30/97      (2)
Series 1997-D                     8/4/94   5/22/97  5/22/97 - 6/30/97      (4)
Series 1997-E                     8/4/94   5/8/97   5/8/97 - 6/30/97       (2)

MBNA Gold Reserve Trust           12/16/94   N/A    7/1/96 - 6/30/97       (5)
TRUSTEE:
Barclays Bk PLC, NY Branch

MBNA Gold Option Trust            12/18/96   N/A    12/18/96 - 6/30/97     (6)
TRUSTEE:
Barclays Bk PLC, NY Branch
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PSA and PSA Supplement Covenants and Conditions

(1) PSA Sections - 2.05(e), 2.06, 2.07, 2.08(a), 3.02, 3.04(a), 3.04(b),
    3.06(b), 4.02(a), 4.03(a), 4.03(c)
    PSA Supplement Sections - 3(b), 4.04(a)(i), 4.04(b), 4.05, 4.06, 5.02(a),
    9(c), 9(d), 9(f), 11

(2) PSA Sections - 2.05(e), 2.06, 2.07, 2.08(a), 3.02, 3.04(a), 3.04 (b), 3.06
    (b), 4.02(a) and 4.03(a), 4.03(c).
    PSA Supplement Sections - 3(b), 4.05(a)(i), 4.09, 4.10, 5.02(a), 9(c),
    9(d), 11

(3) PSA Sections - 2.05(e), 2.06, 2.07, 2.08(a), 3.02, 3.04(a), 3.04 (b), 3.06
    (b), 4.02(a) and 4.03(a), 4.03(c).
    PSA Supplement Sections - 3(b), 4.05(a)(i), 4.09, 4.11, 5.02(a), 9(c),
    9(d), 12

(4) PSA Sections - 2.05(e), 2.06, 2.07, 2.08(a), 3.02, 3.04(a), 3.04 (b), 3.06
    (b), 4.02(a), 4.03(a), 4.03(c).
    PSA Supplement Sections - 3(c), 4.05(a)(i), 4.09, 4.10, 5.02(a), 10(c),
    10(d), 12

(5) RPA Sections - 3.03(a)(ii), 3.03 (d), 3.03(e), 3.03(f), 3.03(g), 3.03(h),
    3.04(a), 6.01(b), 7.03(a), 7.04(a), 7.05(a), 7.05(b), 7.05(f), 8.01(d),
    8.01(f),10.03, 10.06(a), 10.06(b).

(6) RTA Sections - 3.03(a), (d), (e), (f)(i), (g), and (h), 3.04(a), 6.01(b),
    7.03, 7.04, 7.05(a), (b), (d), (e) and (f), 8.01(d), 10.03 and 10.06.